FOR FURTHER INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Brian J. Roney	Leslie Loyet
Chief Financial Officer	General Inquiries
(248) 358-1171	(312) 640-6672
invrelations@npte.com	lloyet@frbir.com
FOR IMMEDIATE RELEASE
FRIDAY, MARCH 28, 2008
NORTH POINTE HOLDINGS CORPORATION REPORTS
FOURTH QUARTER AND FULL YEAR 2007 RESULTS
SOUTHFIELD, MI — March 28, 2008 — North Pointe Holdings Corporation (Nasdaq: NPTE) today reported financial results for the fourth quarter and full year ended December 31, 2007.
Full Year 2007 Highlights
•	Gross written premiums from continuing operations of $119.3 million compared with

•	$90.2 million in 2006

•	Net premiums earned from continuing operations of $94.2 million compared with $66.7 million in 2006

•	Net income of $1.14 per diluted share versus $0.51 a year ago

•	Book value per share increased 14.0% to $11.02

•	Cash and investments of $271.9 million

•	Acquired Capital City Holdings, Inc. in July

•	Announced sale of Home Pointe Insurance Company in October
Fourth Quarter Highlights
•	Gross premiums written from continuing operations of $41.2 million versus $22.6 million in 2006

•	Net premiums earned from continuing operations of $28.8 million versus $15.1 million in 2006

•	Net income per diluted share of $0.43 versus $0.05 in 2006
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James Petcoff, president and chief executive officer, commented, “In 2007 we faced a challenging market environment, yet we focused our efforts on growing our specialty niches, organically and by acquisition. We accomplished the goal of strengthening North Pointe’s commercial platform, by acquiring Capital City, and reduced our catastrophic exposure by selling Home Pointe. Our balance sheet is strong, and we look to take advantage of market opportunities as they come available.”
Full Year 2007
Gross premiums written from continuing operations for the year ended December 31, 2007 were $119.3 million compared to $90.2 million in 2006. This represents a $29.1 million increase, or 32.2 percent.
Gross premiums written from continuing operations in the Company’s commercial lines segment for 2007 increased $26.6 million, or 32.5 percent as a result of $29.2 million of gross premiums written by Capital City Insurance. This increase was offset by a $10.7 million decrease in the North Pointe Crop program, which was discontinued for 2007. Gross premiums written in the Company’s personal lines segment increased $2.5 million, or 30.1 percent driven by $5.1 million of gross premiums written in the Pets Best program, which was new in 2007, and an increase of $1.3 million of gross premiums written in the Company’s Midwest and Western homeowners lines of business. These increases were offset by a decrease of $3.9 million in the Florida homeowners line.
Net premiums written from continuing operations for 2007 were $107.4 million as compared to $61.1 million in 2006, an increase of $46.3 million, or 75.8 percent. Net premiums earned from continuing operations for 2007 were $94.2 million as compared to $66.7 million for 2006, an increase of $27.5 million, or 41.2 percent. Net income was $10.3 million in 2007, which is just over double the 2006 net income of $4.7 million.
North Pointe’s loss ratio for 2007 was 53.1 percent as compared to 45.4 percent in 2006. The loss ratio for the commercial lines in 2007 was 58.1 percent as compared to 39.9 percent for 2006. The higher loss ratio produced by Capital City is a significant factor in the increase in the overall ratio as loss ratios for Capital City have been traditionally higher than those reported historically by North Pointe.
The $3.3 million deficiency in net reserves in 2007 was mainly attributable to adverse developments in the Florida commercial lines of business. The Company does not expect future adverse results.
Fourth Quarter 2007 Highlights
Gross premiums written from continuing operations for the three months ended December 31, 2007, were $41.2 million compared to $22.6 million for 2006. Gross premiums written increased $13.9 million, or 64.6 percent, in our commercial lines, and increased $4.8 million, or 418.2 percent, in our personal lines, in the fourth quarter of 2007 compared with the prior year period.
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Total revenues from continuing operations in the fourth quarter of 2007 were $36.9 million, as compared to $17.2 million in the corresponding period in 2006, an increase of $19.7 million and 114 percent. Net premiums earned from continuing operations were $28.8 million in 2007, versus $15.1 million in 2006.
The Company reported net income of $3.9 million for the fourth quarter, or $0.43 per diluted share. This compares to net income of $414,000, or $0.05 per diluted share for the fourth quarter of 2006. The fourth quarter 2007 results include pre-tax expenses attributable to a South Carolina Property and Casualty Insurance Guaranty Association assessment of $678,000.
The Company’s loss ratio for the fourth quarter was 56.6 percent compared with 41.4 percent for the corresponding period in 2006 primarily due to North Pointe’s Capital City acquisition. The Company’s combined ratio for the fourth quarter was 101.8 percent compared with 113.8 percent for the corresponding period in 2006.
Home Pointe Sale
In October 2007, the Company signed an agreement to sell Home Pointe Insurance. On January 23, 2008, the Company through its wholly owned subsidiary, North Pointe Financial, completed the sale of Home Pointe Insurance to American Capital Assurance Corp., a subsidiary of Safe Harbour Holdings, LLC, a Florida domiciled insurance holding company. As a result, Home Pointe has been presented in our financials as a discontinued operation. Home Pointe conducted all of the Company’s Florida homeowners and dwelling fire operations in 2007.
QBE Merger Agreement
On January 3, 2008, the Company entered into a definitive merger agreement to be acquired by QBE Holdings, Inc. (“QBE”), a wholly owned direct subsidiary of QBE Insurance Group Ltd. Under the terms of the merger agreement, QBE will acquire all of North Pointe’s outstanding common stock shares for $16.00 per share and North Pointe will continue as the surviving corporation and a wholly owned subsidiary of QBE.
The closing of the merger is expected to occur early in the second quarter. The merger is subject to the approval of the Company’s shareholders at a Special Stockholders Meeting scheduled for April 10, 2008, certain regulatory approvals and the satisfaction or waiver of other customary closing conditions. The merger is not subject to a financing condition.
Petcoff concluded, “The merger with QBE is on track and we expect completion of this agreement early in the second quarter of 2008. The combination of QBE and North Pointe assets is very complimentary and an advantageous partnership for both companies. Going forward, we will continue to work on reducing our expenses and focusing on driving premium growth as we leverage QBE’s strength to ensure accomplishing our future growth plans.”
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Conference Call Details
North Pointe will host a conference call today, March 28, 2008, for investors and other interested parties at 11:00 a.m. Eastern Time to discuss fourth quarter and full year 2007 results. Individuals may either access the call by dialing 800-218-0713 or logging on to the company’s website at www.npte.com. Please allow 15 minutes to download the necessary software.
For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour following the completion of the call and will continue through April 4, 2008. To access the rebroadcast, please dial 800-405-2236, passcode 11110265. A replay of the call will also be available on the Internet at www.npte.com for 30 days following the event.
About North Pointe Holdings Corporation
North Pointe Holdings is a property and casualty insurer that markets both specialty commercial and personal insurance products. With a focus on owner-operated businesses, the company is the nation’s largest insurer of independent bowling centers and the largest insurer of liquor liability insurance in Michigan.
About QBE Holdings, Inc.
QBE Holdings, Inc. is a subsidiary of Australia’s QBE Insurance Group Ltd, one of the top 25 insurers and reinsurers worldwide with $12.5 billion of annualized gross written premium. QBE Holdings, headquartered in New York, is a leading North and South American insurer and reinsurer. It conducts business through various property and casualty insurance subsidiaries in eight countries.
Additional Information and Where to Find It
In connection with the proposed Merger, the Company has filed a proxy statement with the Securities and Exchange Commission. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement and other documents filed by North Pointe Holdings Corporation at the Securities and Exchange Commission’s website at http://www.sec.gov. The proxy statement and such other documents may also be obtained free of charge by directing such request to Investor Relations, North Pointe Holdings Corporation, 28819 Franklin Road, Southfield, Michigan, 48034, telephone: (248) 358-1171, or on the Company’s website at www.npic.com.
Participants in the Solicitation
The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed Merger. Information regarding the interests of such directors and executive officers is included in the Company’s proxy statement relating to the proposed Merger.
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Safe Harbor Statement
Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as: North Pointe pricing accurately the risks it underwrites; the establishment of adequate loss and loss adjustment expense reserves; risks associated with achieving the business integration objectives expected with the Capital City acquisition; retention and recruiting of independent agents; failure to pay claims accurately; risks associated with high concentration of North Pointe’s business in certain geographic markets; inability to implement North Pointe’s growth strategies; possible assessments for guaranty funds, other insurance-related assessments and mandatory reinsurance arrangements and North Pointe’s ability to recover such assessments through future surcharges or other rate changes; the occurrence of severe weather conditions and other catastrophes; the cyclical and seasonal nature of the industries within which North Pointe operates; intense competition with other insurance companies; the potential loss of key personnel; North Pointe’s ability to obtain and retain trade association endorsements; performance of North Pointe’s various operating subsidiaries; restrictions that may limit the ability of North Pointe’s subsidiaries to pay dividends to North Pointe; existing and future regulations by the local, state and federal governments; the compliance of subsidiaries with minimum capital and surplus requirements; ratings of North Pointe’s insurance company subsidiaries by A.M. Best; the availability and pricing of reinsurance; the potential for non-payment or delay in payment by reinsurers; the outcome of current industry investigations; potential regulation limiting the use of undisclosed contingent commission arrangements with independent agents; adverse market conditions that could negatively impact North Pointe’s investment portfolio; reliance on information technology and telecommunication systems; and management’s ability to effectively manage a public company.
To learn more about North Pointe Holdings Corporation, please visit www.npte.com
Financial Tables Follow...
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North Pointe Holdings Corporation and Subsidiaries
Results of Operations for the Periods Ended
December 31, 2007 and 2006

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(Dollars in thousands)
Gross premiums written:
Commercial lines	$35,301	$21,448	$108,480	$81,901
Personal lines	5,907	1,140	10,884	8,284

Total gross premiums written	41,208	22,588	119,364	90,185

Net premiums written:
Commercial lines	30,140	16,788	96,808	56,140
Personal lines	5,824	758	10,600	4,987

Total net premiums written	35,964	17,456	107,408	61,127

Revenues:
Net premiums earned:
Commercial lines	26,713	13,370	88,431	59,456
Personal lines	2,084	1,702	5,748	7,195

Total net premiums earned	28,797	15,072	94,179	66,651
Investment income, net	2,767	1,593	8,676	5,731
Net realized capital gains (losses)	2,545	36	3,320	(214)
Fees and other income	2,806	456	6,649	1,369

Total revenues	36,915	17,157	112,824	73,537

Expenses:
Losses and loss adjustment expenses	17,884	6,429	53,548	30,874
Policy acquisition costs	1,574	4,340	21,663	19,036
Other underwriting and operating expenses.	12,707	6,903	27,981	21,781
Interest expense	1,226	502	3,261	1,711

Total expenses	33,391	18,174	106,453	73,402

Income (loss) before federal income tax expense (benefit) and extraordinary item	3,524	(1,017)	6,371	135
Federal income tax expense (benefit)	1,175	(375)	1,755	10

Income from continuing operations	2,349	(642)	4,616	125
Net income from discontinued operations	1,504	1,056	5,709	4,551

Net income (loss)	$3,853	$414	$10,325	$4,676

Loss Ratio:
Commercial lines	62.3%	43.6%	58.1%	39.9%
Personal lines	59.6	35.3	37.7	99.0
Consolidated	56.6	41.4	53.1	45.4
Expense Ratio	45.2	72.4	49.2	60.0
Combined Ratio	101.8	113.8	102.3	105.4
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North Pointe Holdings Corporation and Subsidiaries
Consolidated Balance Sheets
As of December 31, 2007 and 2006
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	2007	2006
	(Dollars in thousands,
	except share data)

ASSETS
Investments
Debt securities, available for sale, at fair value (amortized cost of $198,184 and $108,911 in 2007 and 2006, respectively)	$200,681	$107,334
Common stocks, at fair value (cost of $3,335 and $9,302 in 2007 and 2006, respectively)	3,054	11,376
Preferred stock (cost of $1,000 and $0 in 2007 and 2006, respectively)	1,037	—
Other investments	2,241	1,088

Total investments	207,013	119,798
Cash and cash equivalents	64,890	46,039
Accrued investment income	2,136	1,236
Premiums and agent balances receivable, net	31,346	18,088
Reinsurance recoverables on:
Paid losses	5,337	4,168
Unpaid losses	51,141	33,321
Prepaid reinsurance premiums	7,770	11,881
Deferred policy acquisition costs	13,731	8,848
Deferred federal income taxes, net	9,375	5,061
Federal income tax recoverable	3,496	523
Fixed assets, net of accumulated depreciation	5,743	5,946
Prepaid expenses and other assets	3,263	2,668
Goodwill	11,550	—
Assets of discontinued operations	14,276	—

Total assets	$431,067	$257,577

LIABILITIES, REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY
Liabilities
Unpaid losses and loss adjustment expenses	$172,264	$89,755
Unearned premiums	63,309	42,320
Debt	54,287	23,131
Amounts due to reinsurers	1,118	1,930
Accrued expenses and other liabilities	24,871	7,122
Premiums in advance	368	4,970
Amounts withheld for others	8,311	114
Liabilities of discontinued operations	8,285	—

Total liabilities	332,813	169,342

Commitments and contingent liabilities

Shareholders’ equity
Common stock, no par value; 50,000,000 shares authorized 8,919,329 and 9,122,687 issued and outstanding in 2007 and 2006, respectively	49,041	50,578
Preferred stock, no par value; 5,000,000 shares authorized; and 0 shares issued and outstanding in 2007 and 2006, respectively	—	—
Retained earnings	47,654	37,329
Accumulated other comprehensive income:
Net unrealized gains on investments, net of deferred federal income tax expense of $767 and $169, respectively	1,559	328

Total shareholders’ equity	98,254	88,235

Total liabilities and shareholders’ equity	$431,067	$257,577

The accompanying notes are an integral part of these condensed consolidated financial statements.
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North Pointe Holdings Corporation and Subsidiaries
Consolidated Statements of Income
For the Years Ended December 31, 2007 and 2006

	2007	2006
	(Dollars in thousands,
	except share data)

Revenues
Direct premiums written	$115,666	$90,175
Assumed premiums written.	3,658	10
Gross premiums written	119,324	90,185
Premiums ceded	(11,916)	(29,058)

Net premiums written	107,408	61,127
(Increase)/decrease in unearned premiums	(13,229)	5,524

Net premiums earned	94,179	66,651
Investment income, net of investment expenses	8,676	5,731
Net realized capital gains (losses)	3,320	(214)
Fees and other income.	6,649	1,369

Total revenues	112,824	73,537

Expenses
Losses and loss adjustment expenses, net	53,548	30,874
Policy acquisition costs	21,663	19,036
Other underwriting and operating expenses	27,981	21,781
Interest expense	3,261	1,711

Total expenses	106,453	73,402

Income before federal income tax expense and discontinued operations
Federal income tax expense	6,371	135
Income from discontinued operations	1,755	10

Income from continuing operations	4,616	125

Discontinued Operations (Note 3)
Income from operations of discontinued subsidiary	8,632	6,891
Federal income tax expense.	2,923	2,340

Income from discontinued operations	5,709	4,551

Net Income	$10,325	$4,676

Earnings Per Share Basic
Continuing operations	$0.51	$0.01
Discontinued operations	0.63	0.50

Net income	$1.14	$0.51

Diluted
Continuing operations	$0.51	$0.01
Discontinued operations	0.63	0.50

Net income	$1.14	$0.51

Weighted average number of shares
Basic	9,009,578	9,114,452
Diluted	9,015,881	9,116,516
The accompanying notes are an integral part of these condensed consolidated financial statements.